Exhibit 10.25

AMENDMENT NO. 6

TO THE AMERICAN GREETINGS CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, American Greetings Corporation (the “Employer”) currently maintains the American Greetings Corporation Executive Deferred Compensation Plan (as amended from time to time, the “Plan”), which was adopted effective October 26, 1993; and

WHEREAS, the Plan has been amended from time to time and most recently by Amendment No. 5 dated December 30, 2009; and

WHEREAS, Section 10.1 of the Plan permits the Employer to amend the Plan retroactively or otherwise, in any manner that it deems advisable, by a resolution of the Board of Directors of the Employer (the “Board”) or a committee thereof; and

WHEREAS, by resolution adopted on December 8, 2011, the Compensation and Management Development Committee of the Board determined to amend the Plan as contemplated in this Amendment No. 6.

NOW, THEREFORE, the Plan is hereby amended as set forth below to reflect the amendments adopted on December 8, 2011. Unless otherwise noted, all provisions of this Amendment No. 6 to the Plan are effective as of January 1, 2012.

1. The Plan is hereby amended to add a new Article XII to read as follows:

“ARTICLE XII

PLAN FREEZE

Section 12.1 General Provision. As described in more detail in this Article XII, effective as of January 1, 2012, the Employer amended the Plan to freeze participation and contributions.

Section 12.2 No Additional Participants. Effective December 8, 2011, no new employees or other individuals will be eligible to participate in the Plan or otherwise become Participants as contemplated by Article III of the Plan.

Section 12.3 Freezing of Future Deferrals. Except as set forth in this Article XII, effective December 8, 2011, employees who are Participants as of December 8, 2011 shall no longer be permitted to (i) defer Compensation to be earned or paid during calendar 2012 or thereafter under the Plan, or (ii) make new deferral elections under the Plan. Notwithstanding the foregoing, any deferral elections made pursuant to the terms of the Plan, including any Agreement entered in connection therewith, prior to December 8, 2011, will continue to be honored even if such election results in the deferral of Compensation that would otherwise be earned or paid during calendar 2012.

Section 12.4 Re-Deferrals. Any amounts previously deferred into the Plan by Participants as of January 1, 2012, will remain deferred in accordance with existing deferral elections, including any related Agreements, and may, if applicable, be re-deferred in accordance with the terms of the Plan, including, without limitation, the Agreement procedures set forth in Article III of the Plan.

Section 12.5 Matching Contributions. Effective with the Plan Year commencing January 1, 2012, no Participant shall be entitled to or otherwise credited any Employer Matching Contribution. Nothing in this Amendment No. 6 will affect any discretionary Employer Matching Contribution that may be made with respect to the Plan Year ending December 31, 2011.

Section 12.6 Restoration Benefit. Effective with the Plan Year commencing January 1, 2012, no Participant shall be entitled to or otherwise credited any Restoration Benefit with respect to performance for the Employer’s fiscal year ending February 28, 2013. Nothing in this Article XII will affect any Restoration Benefit associated with any discretionary profit sharing contribution that may be made by the Employer under the Employer’s Retirement Profit Sharing and Savings Plan with respect to the Employer’s fiscal year ending February 29, 2012.

Section 12.7 Miscellaneous.

(a) Existing Account Balances. No amendment shall, without the Participant’s or beneficiary’s, as the case may be, consent, affect the amount of the Participant’s Deferred Compensation Benefit or Restoration Benefit at the time the amendment becomes effective or the right of the Participant to receive such benefits.

(b) No Further Amendment. Except as set forth in this Article XII, the Plan shall remain in full force and effect, provided that the balance of the Plan shall be deemed revised, mutatis mutandis, to reflect the terms of this Article XII.”

[signature on following page]

IN WITNESS HEREOF, Employer has caused this Amendment No. 6 to the American Greetings Corporation Executive Deferred Compensation Plan to be executed on this 19th day of January, 2012.

AMERICAN GREETINGS CORPORATION

By:	/s/ Brian T. McGrath
Name: Brian T. McGrath
Title: Senior Vice President, Human Resources